                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE
                                                    CONTACT:
                                                    JON S. BENNETT
                                                    VICE PRESIDENT AND
                                                    CHIEF  FINANCIAL OFFICER
                                                    MAJESTIC STAR CASINO
                                                    (702) 388-2224

                         MAJESTIC STAR CASINO ANNOUNCES
                           THIRD QUARTER 2003 RESULTS


NOVEMBER 12, 2003, LAS VEGAS, NV -- The Majestic Star Casino, LLC ("MSC") today announced financial results for the three- and nine-month periods ended September 30, 2003. MSC is a multi-jurisdictional gaming company that directly owns and operates one dockside gaming facility located in Gary, Indiana ("Majestic Star"), and indirectly owns and operates three Fitzgeralds brand casinos located in Tunica, Mississippi ("Fitzgeralds Tunica" or with respect to the operating subsidiary "Barden Mississippi Gaming, LLC"), Black Hawk, Colorado ("Fitzgeralds Black Hawk" or with respect to the operating subsidiary "Barden Colorado Gaming, LLC") and downtown Las Vegas, Nevada ("Fitzgeralds Las Vegas" or with respect to the operating subsidiary "Barden Nevada Gaming, LLC"). Unless indicated otherwise, the "Company" refers to The Majestic Star Casino, LLC and all of its direct and indirect subsidiaries.

On August 26, 2003, MSC and Majestic Investor Holdings, LLC ("Holdings"), commenced cash tender offers and consent solicitations for MSC's $130.0 million of 10-7/8% Senior Secured Notes due 2006 (the "Star Notes") and Holdings' $151.8 million of 11.653% Senior Secured Notes due 2007 (the "Holdings Notes"), respectively, in connection with a refinancing transaction of such notes. On October 7, 2003, MSC and its restricted subsidiary, The Majestic Star Casino Capital Corp., issued $260.0 million of 9-1/2% Senior Secured Notes (the "9-1/2% Notes") and entered into a new $80.0 million credit facility (the "New Credit Facility") with Wells Fargo Foothill, Inc. The proceeds from the issuance of the 9-1/2% Notes and approximately $28.0 million of the New Credit Facility were used to retire all of the Star Notes and substantially all of the Holdings Notes. As part of the refinancing, the operating subsidiaries for Fitzgeralds Tunica and Fitzgeralds Black Hawk are guarantors under both the 9-1/2% Notes and the New Credit Facility. The operating subsidiary for Fitzgeralds Las Vegas is now an unrestricted subsidiary of the Company. It is anticipated that Fitzgeralds Las Vegas will be spun out to Barden Development, Inc. ("BDI") promptly after Holdings, a subsidiary of MSC and direct owner of Fitzgeralds Las Vegas, and BDI receive approval from the Nevada Gaming Control Board and the Nevada Gaming Commission. Approval is anticipated to occur in December 2003. Please see our discussion under Retirement of the Star and Holdings Notes.

As a result of Fitzgeralds Las Vegas taking on the status of an unrestricted subsidiary of the Company as it is not a guarantor to the 9-1/2% Notes and the New


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MAJESTIC STAR CASINO ANNOUNCES THIRD QUARTER EARNINGS                          2

Credit Facility, our commentary on our operations will be limited to the guarantors of the 9-1/2% Notes and the New Credit Facility. However, we do provide operating and statistical tables for Fitzgeralds Las Vegas within this press release. Also, the operating results of Fitzgeralds Las Vegas is included in our Consolidated Statement of Operations (table on page 10) for the three- and nine-month periods ended September 30, 2003 and the three- and nine-month periods ended September 30, 2002.

Financial Results Excluding Fitzgeralds Las Vegas

On a consolidated basis, for the three-month period ended September 30, 2003, the Company had net income of $267,000, compared to net income of $2.2 million in the same period last year, a decrease of $1.9 million. Consolidated net revenues for the three-months ended September 30, 2003 were $66.5 million, compared to $70.5 million in the same three-month period last year, a decrease of $4.0 million. Consolidated operating income for the three-month period ended September 30, 2003 was $8.3 million, compared to $10.3 million in the same period last year. The primary reason for the declines in consolidated net income, consolidated net revenues and consolidated operating income was a 6.0% or $4.1 million decline in consolidated casino revenues. Casino revenues were down at Fitzgeralds Black Hawk, Fitzgeralds Tunica and Majestic Star, by 8.8%, 8.4% and 3.7%, respectively, versus the same three-month period in 2002. During the third quarter of 2003, both Majestic Star and Fitzgeralds Tunica experienced disruption to its casino floors for remodeling. Also, the Company believes that the Tunica and Black Hawk markets continued to be soft in the three-months ended September 30, 2003.

Contributing to the decline in consolidated net income and consolidated operating income were higher gaming tax expenses, principally at Majestic Star, and $179,000 contributed to a group that opposed the video lottery terminal initiative at five racetracks in Colorado. On November 4, 2003, voters in Colorado rejected the initiative. At Majestic Star, for the three-month period ended September 30, 2003, gaming taxes were paid under a graduated tax structure that began on August 5, 2002, the date Majestic Star implemented dockside gaming. The graduated tax structure requires Majestic Star to accrue gaming taxes at a higher rate than during the three-month period ended September 30, 2002. As a result, Majestic Star recognized increased gaming tax expense of $696,000 during the three-month period ended September 30, 2003 as compared to the three-month period ended September 30, 2002.

On a consolidated basis, for the nine-month period ended September 30, 2003, the Company had net income of $1.8 million, compared to net income of $4.6 million in the same period last year, a decrease of $2.8 million. Consolidated net revenues for the nine-months ended September 30, 2003 were $198.8 million, compared to $199.9 million in the same nine-month period last year, a decrease of $1.1 million. Consolidated operating income for the nine-month period ended September 30, 2003 was $25.8 million, compared to $29.0 million in the same nine-month period last year, a decrease of $3.2 million. One reason for the decline in consolidated net income, consolidated net revenues and consolidated operating income was a 0.7% or $1.3 million decline in consolidated casino revenues. Also contributing to the decline in consolidated net



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MAJESTIC STAR CASINO ANNOUNCES THIRD QUARTER EARNINGS                          3

income and consolidated operating income was a $3.5 million increase in consolidated gaming taxes, greater lease costs associated with the 2,000 space parking garage at Majestic Star and higher costs related to our corporate executive team.

Casino revenues were down most significantly at Fitzgeralds Tunica and Fitzgeralds Black Hawk, which saw declines of 6.3% and 6.4%, respectively, versus the same nine-month period in 2002. Majestic Star partially offset the decline by showing a 4.9% increase in casino revenues. Majestic Star also paid substantially higher gaming taxes in the nine-month period ended September 30, 2003. The higher gaming taxes resulted from Indiana's graduated tax structure, as discussed previously, versus three different tax structures that existed in Indiana during the first nine-months of 2002. The graduated tax structure requires Majestic Star to accrue gaming taxes at a higher rate than what existed under the gaming tax structures during the first nine-months of 2002. As a result, Majestic Star recognized $2.5 million more in gaming tax expense during the first nine-months of 2003. In addition, in June 2003, Indiana levied a retroactive gaming tax on all licensees that had implemented dockside gaming. For Majestic Star, the retroactive gaming tax covered the period from July 1, 2002 through August 4, 2002, representing the period Majestic Star from which could have conceivably started dockside gaming to the date in which Majestic Star actually implemented dockside gaming. The retroactive gaming tax resulted in a $2.1 million charge in June 2003. The Company also recognized additional corporate expenses of $1.0 million during the nine-months ended September 30, 2003. The expenses resulted primarily from the need to build our corporate executive team after the acquisition of the three Fitzgeralds properties. Lastly, parking garage lease expense at Majestic Star increased to $1.5 million during the nine-month period ended September 30, 2003 compared to $516,000 in the same period in 2002. We incurred a full nine-months of parking garage lease expense in 2003 versus five months in 2002. The parking garage opened in May 2002.

As a result of higher gaming taxes, lower casino revenues, and contributions to a group that opposed the video lottery initiative in Colorado, consolidated EBITDA (defined as net income plus other non-operating expense, net interest expense, loss (gain) on disposal of assets, taxes, and depreciation and amortization) was $13.3 million for the three-month period ended September 30, 2003, compared to consolidated EBITDA of $15.5 million in the same three-month period last year, a decrease of $2.2 million. EBITDA for Majestic Star for the three-months ended September 30, 2003 was $6.3 million, a decline of $846,000 from the same period in 2002. Higher gaming taxes of $696,000 were a primary contributor to the lower EBITDA. In addition, Majestic Star incurred lease expenses of $512,000 for the three-months ended September 30, 2003 related to the 2,000 space-parking garage at the facility. For the same period in 2002, Majestic Star recognized lease expense of $389,000. Fitzgeralds Tunica saw EBITDA decline by $1.1 million to $4.6 million for the three-months ended September 30, 2003, mainly as a result of lower casino revenues. Fitzgeralds Black Hawk was able to maintain EBITDA of $2.6 million, approximately the same as 2002, through the successful implementation of cost containment strategies and focusing on higher margin guests.


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MAJESTIC STAR CASINO ANNOUNCES THIRD QUARTER EARNINGS                          4

As a result of higher gaming taxes, lower casino revenues, greater parking garage lease expenses and corporate expenses, consolidated EBITDA was $40.9 million for the nine-month period ended September 30, 2003, compared to consolidated EBITDA of $44.4 million in the same nine-month period last year, a decrease of $3.5 million. EBITDA for Majestic Star for the nine-months ended September 30, 2003 was $19.0 million, a $2.1 million decrease from prior year. Majestic Star's EBITDA for the nine-months ended September 30, 2003 includes the $2.1 million retroactive gaming tax charge and $1.0 million in additional parking garage lease expenses. Fitzgeralds Tunica saw EBITDA decline by $1.4 million to $15.9 million for the nine-months ended September 30, 2003 from the nine-months ended September 30, 2002, primarily as a result of lower casino revenues. Fitzgeralds Black Hawk has been able to slightly increase EBITDA levels to $6.2 million during the nine-months ended September 30, 2003 from $6.1 million during the same period in 2002 by successful implementation of cost containment strategies and focusing on higher margin guests.

EBITDA is presented solely as a supplemental disclosure because management believes that it is a widely used measure of operating performance in the gaming industry, and a principal basis for valuation of gaming companies. Management uses EBITDA as a measure of the Company's operating performance. Other companies may calculate EBITDA differently. EBITDA should not be construed as an alternative to operating income, as an indicator of the Company's operating performance, or as an alternative to cash flow from operating activities, as a measure of liquidity, or as any other measure determined in accordance with generally accepted accounting principles of the United States of America. The Company has significant uses of cash including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA. A reconciliation of operating income (loss) to EBITDA is included in the financial schedules accompanying this release.

On a consolidated basis, capital expenditures for the nine-month period ending September 30, 2003 were $9.3 million. Capital expenditures primarily consisted of gaming and non-gaming equipment. Majestic Star continues transitioning to Ticket-In, Ticket-Out ("TITO") slot machines as part of its overall capital plan based on the anticipated efficiencies from TITO, as well as customer preference for TITO. As of September 30, 2003, 259 slot machines were equipped with the TITO technology. Majestic Star anticipates having approximately 400 TITO slot machines by year-end and replacing or converting substantially all of its remaining slot machines to TITO by year-end 2004. Majestic Star is in the process of implementing its new slot monitoring and casino management systems. We believe these two new systems, together with TITO, will enhance the overall guest experience and allow better tracking of customer preferences. Fitzgeralds Tunica also plans to install a new casino management and slot monitoring system in the first quarter of 2004 and to remodel approximately 19.0% of its hotel rooms before year-end 2003.

On a consolidated basis, the Company ended the nine-month period ended September 30, 2003 with $31.4 million in cash and cash equivalents. As of September 30, 2003, the Company had total debt outstanding of approximately $281.8 million and net debt of $244.2 million. Net debt is defined as total debt outstanding, less original issue discount


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MAJESTIC STAR CASINO ANNOUNCES THIRD QUARTER EARNINGS                          5

and cash and cash equivalents of the Company. Debt outstanding at September 30, 2003 prior to the completion of our refinancing was comprised of $130.0 million of the Star Notes and $151.8 million of the Holdings Notes. At September 30, 2003, Majestic Star and Holdings had no borrowings under their respective $20.0 million and $15.0 million credit facilities.

Retirement of the Star and Holdings Notes

On August 26, 2003, MSC commenced a cash tender offer and consent solicitation at a price of 105.438% for its Star Notes. The solicitation of consents sought approval for amendments to the Indenture governing the Star Notes (the "Majestic Indenture") in order to (i) eliminate substantially all restrictive covenants and (ii) to release the liens on the collateral that secured the Star Notes. Upon expiration of the consent solicitation on September 25, 2003, $74,639,000 or 57.4% of the aggregate outstanding principal amount of the Star Notes had been tendered. MSC funded the payment of the tendered Star Notes, along with accrued and unpaid interest, from the proceeds of the issuance of the 9-1/2 Notes, which closed on October 7, 2003. Also, on October 7, 2003, MSC called the remaining $55,361,000 outstanding principal amount of the Star Notes which were redeemed on November 6, 2003 at a price of 105.438%, plus accrued and unpaid interest.

Also, on August 26, 2003, Holdings commenced a cash tender offer and consent solicitation for its Holdings Notes. The solicitation of consents sought approval for amendments to the Indenture governing the Holdings Notes (the "Holdings Indenture") in order to (i) eliminate substantially all restrictive covenants, (ii) to terminate the guarantees of the restricted subsidiaries of Holdings and (iii) to release the liens on the collateral that secured the Holdings Notes. Upon expiration of the consent solicitation on September 25, 2003, $135,477,000 or 89.3% of the aggregate outstanding principal amount of the Holdings Notes had been tendered. The Company funded the payment of the tendered Holdings Notes, along with accrued and unpaid interest, from the proceeds of the issuance of the 9-1/2% Notes, which closed on October 7, 2003. After the expiration of the offer and consent solicitation related to the Holdings Notes, Holdings has $16.3 million in Holdings Notes still outstanding.

The 9-1/2% Notes bear interest at a fixed annual rate of 9.5% payable on April 15 and October 15 of each year, commencing April 15, 2004. The 9-1/2% Notes will mature on October 15, 2010. The 9-1/2% Notes are secured by a pledge of substantially all of the Company's current and future assets, other than the assets of Fitzgeralds Las Vegas (which has become an unrestricted subsidiary of The Majestic Star Casino, LLC). It is anticipated that Fitzgeralds Las Vegas will be spun out to BDI promptly after Holdings, a subsidiary of MSC and direct owner of the operating subsidiary of Fitzgeralds Las Vegas, and BDI receive approval from the Nevada Gaming Commission and the Nevada Gaming Control Board to effect such transaction. Approval is anticipated to occur in December 2003.

Concurrently with the closing of the 9-1/2% Notes, the Company established the New Credit Facility with Wells Fargo Foothill, Inc., and terminated the two existing credit facilities with Wells Fargo Foothill, Inc. Subject to certain exceptions, the New Credit Facility is secured by a first priority lien on substantially all of the assets of the Company except the assets of Fitzgeralds Las Vegas. Borrowings under the New Credit Facility


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MAJESTIC STAR CASINO ANNOUNCES THIRD QUARTER EARNINGS                          6

bear interest at the Company's choice of LIBOR plus a range of 3.00% to 3.50% or the bank's base rate plus a range of 0.25% to 0.75%. The range is based on the Company's EBITDA (defined, in the loan and security agreement, as earnings before interest, taxes, depreciation and amortization) and losses that occur from the early retirement of debt during the three-month period ended December 31, 2003. The Wells Fargo Foothill, Inc. base rate approximates the prime rate. Full payment of any outstanding balance under the New Credit Facility is due upon termination of the agreement in October 2007. The credit agreement includes covenants, which among other things, (i) require the Company to maintain, as defined in the covenants, minimum EBITDA and Interest Coverage Ratios, which increase periodically, (ii) restricts the Company's ability to incur, assume, or guarantee any indebtedness, and (iii) restricts the Company's ability to transfer or sell assets, including the equity interest of the restricted subsidiaries.


This press release includes statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Words such as "believes", "anticipates", "estimates", "plans", "intends", "expects", "will" or "could" used in the Company's press releases and reports filed with the Securities and Exchange Commission are intended to identify forward-looking statements. All forward-looking statements involve risks and uncertainties. Although the Company believes its expectations are based upon reasonable assumptions within the bounds of its current knowledge of its business and operations, there can be no assurances that actual results will not materially differ from expected results. The Company cautions that these and similar statements included in this press release and in previously filed periodic reports are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. Such factors include, without limitation: the risk of the Company's joint venture partner not making its lease payments when due in connection with the parking facility at Majestic Star; the ability to fund planned development needs and to service debt from existing operations and from new financing; increased competition in existing markets or the opening of new gaming jurisdictions; a decline in the public acceptance of gaming; the limitation, conditioning or suspension of our gaming licenses; increases in or new taxes imposed on gaming revenues, admissions and gaming devices; a finding of unsuitability by regulatory authorities with respect to the Company or its officers or key employees; loss and/or retirement of key employees; significant increase in fuel or transportation prices; adverse economic conditions in the Company's markets; severe and unusual weather in the Company's markets; adverse results of significant litigation matters; non-renewal of the Company's gaming licenses from the appropriate governmental authorities; and continuing effects of terrorist attacks and any future occurrences of terrorist attacks or other destabilizing events.

For more information on these and other factors, see The Majestic Star Casino, LLC's and Holdings' most recently filed Form 10-Ks. We caution readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. All subsequent written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements and factors that may affect future results contained throughout this press release. The Company undertakes no obligation to publicly release any revisions to such forward-looking statements to reflect events or circumstances after the date hereof.

The Majestic Star Casino, LLC and Holdings make available free of charge their annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission. In addition, you may obtain a copy of such filings at www.sec.gov or from the applicable web site, www.majesticstar.com or www.fitzgeralds.com.

The Company has scheduled a conference call for Thursday, November 13, 2003 at 11:00 a.m. (Eastern Time) to discuss both the three- and nine-month periods ended September 30, 2003 results. The dial-in number is (800) 240-2134, and the moderator will be Michael E. Kelly, Executive Vice President and Chief Operating Officer for the Company. A replay number will be available at (800) 405-2236, pass code 559408. Inquiries for additional information should be directed to Jon Bennett, Vice President and Chief Financial Officer at (702) 388-2224.


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MAJESTIC STAR CASINO ANNOUNCES THIRD QUARTER EARNINGS                          7




Financial/Statistical Tables, Consolidated Statement of Operations and Reconciliation of Net Income (Loss) to EBITDA by Property and in Total

The following tables reflect operating income, EBITDA, net revenues, casino revenues, gaming devices, win per gaming device and hotel statistical information (except for Fitzgeralds Black Hawk and Majestic Star), for the three- and nine-month periods ended September 30, 2003 and September 30, 2002 at all of our properties.

($ in millions, except for win per gaming unit)

                                                THREE MONTHS ENDED
                                                   SEPTEMBER 30,      INCREASE   % INCREASE
MAJESTIC STAR                                    2003        2002    (DECREASE)  (DECREASE)
                                           -------------------------------------------------
Operating income                              $    4.4     $   4.8    $   (0.4)      -8.3%
EBITDA                                        $    6.3     $   7.2    $   (0.9)     -12.5%
Net revenues                                  $   35.1     $  36.5    $   (1.4)      -3.8%
Casino revenues                               $   34.5     $  35.8    $   (1.3)      -3.6%
Slot revenues                                 $   29.1     $  31.1    $   (2.0)      -6.4%
Table game revenues                           $    5.4     $   4.7    $    0.7       14.9%
Average number of slot machines                  1,504       1,546         (42)      -2.7%
Average win per slot machine per day          $  210.0     $ 219.0    $   (9.0)      -4.1%
Average number of table games                       50          54          (4)      -7.4%
Average win per table game per day            $1,187.0     $ 961.0    $   226.0      23.5%

                                                 NINE MONTHS ENDED
                                                   SEPTEMBER 30,     INCREASE   % INCREASE
MAJESTIC STAR                                    2003        2002   (DECREASE)  (DECREASE)
                                           -------------------------------------------------
Operating income                              $   13.0     $  14.2    $  (1.2)      -8.5%
EBITDA                                        $   19.0     $  21.1    $  (2.1)     -10.0%
Net revenues                                  $  105.4     $ 100.7    $   4.7        4.7%
Casino revenues                               $  103.5     $  98.6    $   4.9        4.9%
Slot revenues                                 $   86.8     $  85.2    $   1.6        1.9%
Table game revenues                           $   16.7     $  13.4    $   3.3       24.6%
Average number of slot machines                  1,530       1,498         32        2.1%
Average win per slot machine per day          $  208.0     $ 208.0    $     -        0.0%
Average number of table games                       53          52          1        1.9%
Average win per table game per day            $1,146.0     $ 941.0    $ 205.0       21.8%


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MAJESTIC STAR CASINO ANNOUNCES THIRD QUARTER EARNINGS                          8


($ in millions, except for win per gaming unit and hotel average daily rate)



                                             THREE MONTHS ENDED
                                                SEPTEMBER 30,        INCREASE   % INCREASE
FITZGERALDS TUNICA                            2003        2002      (DECREASE)  (DECREASE)
                                           -------------------------------------------------
Operating income                               $   2.6     $   3.9      $  (1.3)     -33.3%
EBITDA                                         $   4.6     $   5.7      $  (1.1)     -19.3%
Net revenues                                   $  22.5     $  24.3      $  (1.8)      -7.4%
Casino revenues                                $  21.0     $  23.0      $  (2.0)      -8.7%
Slot revenues                                  $  19.0     $  20.8      $  (1.8)      -8.7%
Table game revenues                            $   2.0     $   2.2      $  (0.2)      -9.1%
Average number of slot machines                  1,355       1,375          (20)      -1.5%
Average win per slot machine per day           $ 153.0     $ 164.0      $ (11.0)      -6.7%
Average number of table games                       34          34            -        0.0%
Average win per table game per day             $ 639.0     $ 701.0      $ (62.0)      -8.8%
Hotel occupancy                                  97.3%       97.7%        -0.4%       -0.4%
Hotel average daily rate                       $ 49.44     $ 48.38      $  1.06        2.2%


                                              NINE MONTHS ENDED
                                                SEPTEMBER 30,                        %
FITZGERALDS TUNICA                            2003        2002       DECREASE    DECREASE
                                           -------------------------------------------------
Operating income                               $  10.1     $  11.8      $  (1.7)     -14.4%
EBITDA                                         $  15.9     $  17.3      $  (1.4)      -8.1%
Net revenues                                   $  68.2     $  72.2      $  (4.0)      -5.5%
Casino revenues                                $  64.3     $  68.6      $  (4.3)      -6.3%
Slot revenues                                  $  58.1     $  61.6      $  (3.5)      -5.7%
Table game revenues                            $   6.2     $   7.0      $  (0.8)     -11.4%
Average number of slot machines                  1,351       1,378          (27)      -2.0%
Average win per slot machine per day           $ 157.0     $ 164.0      $  (7.0)      -4.3%
Average number of table games                       34          34            -        0.0%
Average win per table game per day             $ 665.0     $ 752.0      $ (87.0)     -11.6%
Hotel occupancy                                  93.3%       95.1%        -1.8%       -1.9%
Hotel average daily rate                       $ 47.63     $ 48.54      $ (0.91)      -1.9%

($ in millions, except for win per gaming unit)

                                             THREE MONTHS ENDED
                                                SEPTEMBER 30,        INCREASE   % INCREASE
FITZGERALDS BLACK HAWK                        2003        2002      (DECREASE)  (DECREASE)
                                           -------------------------------------------------
Operating income                               $   2.2     $   2.3      $  (0.1)      -4.3%
EBITDA                                         $   2.6     $   2.6      $     -        0.0%
Net revenues                                   $   8.8     $   9.7      $  (0.9)      -9.3%
Casino revenues                                $   9.0     $   9.9      $  (0.9)      -9.1%
Slot revenues                                  $   8.8     $   9.7      $  (0.9)      -9.3%
Table game revenues                            $   0.2     $   0.2      $     -        0.0%
Average number of slot machines                    594         591            3        0.5%
Average win per slot machine per day           $ 161.0     $ 178.0      $ (17.0)      -9.6%
Average number of table games                        6           6            -        0.0%
Average win per table game per day             $ 375.0     $ 348.0      $  27.0        7.8%

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MAJESTIC STAR CASINO ANNOUNCES THIRD QUARTER EARNINGS                          9



($ in millions, except for win per gaming unit)

                                              NINE MONTHS ENDED
                                                SEPTEMBER 30,        INCREASE   % INCREASE
FITZGERALDS BLACK HAWK                        2003        2002      (DECREASE)  (DECREASE)
                                           -------------------------------------------------
Operating income                               $   5.0     $   5.1      $  (0.1)      -2.0%
EBITDA                                         $   6.2     $   6.1      $   0.1        1.6%
Net revenues                                   $  25.3     $  27.0      $  (1.7)      -6.3%
Casino revenues                                $  25.9     $  27.7      $  (1.8)      -6.5%
Slot revenues                                  $  25.4     $  27.1      $  (1.7)      -6.3%
Table game revenues                            $   0.5     $   0.6      $  (0.1)     -16.7%
Average number of slot machines                    593         593            -        0.0%
Average win per slot machine per day           $ 157.0     $ 168.0      $ (11.0)      -6.5%
Average number of table games                        6           6            -        0.0%
Average win per table game per day             $ 317.0     $ 330.0      $ (13.0)      -3.9%

($ in millions, except for win per gaming unit and hotel average daily rate)



                                                THREE MONTHS ENDED
                                                  SEPTEMBER 30,        INCREASE    % INCREASE
FITZGERALDS LAS VEGAS                            2003        2002     (DECREASE)   (DECREASE)
                                             --------------------------------------------------
Operating income                                $  (1.4)    $   (0.9)    $ (0.5)       55.6%
EBITDA                                          $  (0.7)    $     -      $ (0.7)           -
Net revenues                                    $  11.9     $   11.6     $  0.3         2.6%
Casino revenues                                 $   9.0     $    9.0     $    -         0.0%
Slot revenues                                   $   6.8     $    7.0     $ (0.2)       -2.9%
Table game revenues                             $   2.2     $    2.0     $  0.2        10.0%
Average number of slot machines                     911          905          6         0.7%
Average win per slot machine per day            $  81.0     $   84.0     $ (3.0)       -3.6%
Average number of table games                        28           25          3        12.0%
Average win per table game per day              $ 758.0     $  751.0     $  7.0         0.9%
Hotel occupancy                                   83.9%        88.7%      -4.8%        -5.4%
Hotel average daily rate                        $ 34.69     $  32.64     $ 2.05         6.3%


                                                NINE MONTHS ENDED
                                                  SEPTEMBER 30,        INCREASE    % INCREASE
FITZGERALDS LAS VEGAS                            2003        2002     (DECREASE)   (DECREASE)
                                             --------------------------------------------------
Operating income                                $  (1.5)    $  (1.3)    $  (0.2)       15.4%
EBITDA                                          $   0.6     $   0.9     $  (0.3)      -33.3%
Net revenues                                    $  36.2     $  36.6     $  (0.4)       -1.1%
Casino revenues                                 $  27.8     $  28.3     $  (0.5)       -1.8%
Slot revenues                                   $  20.6     $  21.9     $  (1.3)       -5.9%
Table game revenues                             $   7.2     $   6.4     $   0.8        12.5%
Average number of slot machines                     897         906          (9)       -1.0%
Average win per slot machine per day            $  84.0     $  89.0     $  (5.0)       -5.6%
Average number of table games                        26          24           2         8.3%
Average win per table game per day              $ 887.0     $ 845.0     $  42.0         5.0%
Hotel occupancy                                   82.3%       88.8%       -6.5%        -7.3%
Hotel average daily rate                        $ 36.30     $ 35.96     $  0.34         0.9%


                                     -more-

MAJESTIC STAR CASINO ANNOUNCES THIRD QUARTER EARNINGS                         10


THE MAJESTIC STAR CASINO, LLC
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

                                          FOR THE THREE MONTHS ENDED                   FOR THE NINE MONTHS ENDED
                                                SEPTEMBER 30,                                SEPTEMBER 30,
                                      ---------------------------------           ----------------------------------
                                          2003                2002                    2003                 2002
                                      -------------       -------------           -------------        -------------
REVENUES
    Casino                            $  73,533,644       $  77,690,257           $ 221,441,790        $ 223,250,546
    Rooms                                 3,862,888           3,809,375              11,246,586           11,836,761
    Food and beverage                     5,442,416           5,085,627              15,793,688           15,366,719
    Other                                 1,393,937           1,528,812               4,227,362            4,339,996
                                      -------------       -------------           -------------        -------------
      Total                              84,232,885          88,114,071             252,709,426          254,794,022
    Less promotional allowances           5,912,920           6,004,134              17,713,987           18,288,896
                                      -------------       -------------           -------------        -------------
      Net                                78,319,965          82,109,937             234,995,439          236,505,126
                                      -------------       -------------           -------------        -------------

COSTS AND EXPENSES
    Casino                               25,629,736          27,342,336              75,734,376           77,777,767
    Rooms                                 1,695,808           1,717,113               4,882,991            4,975,786
    Food and beverage                     2,893,234           3,045,376               8,759,172            9,092,646
    Other                                   533,985             396,134               1,354,042            1,171,389
    Gaming taxes                         14,251,966          13,908,520              44,455,113           40,933,960
    Advertising and promotion             5,136,781           5,016,181              14,883,614           14,890,180
    General and administrative           14,501,534          14,063,447              40,347,034           39,328,827
    Economic Incentive - City of Gary     1,035,573           1,072,350               3,106,984            2,959,492
    Depreciation and amortization         5,797,279           6,155,645              17,167,175           17,597,663
    Pre-opening expenses                       --                  --                      --                124,269
                                      -------------       -------------           -------------        -------------
      Total                              71,475,896          72,717,102             210,690,501          208,851,979
                                      -------------       -------------           -------------        -------------

Operating income                          6,844,069           9,392,835              24,304,938           27,653,147
                                      -------------       -------------           -------------        -------------

OTHER INCOME (EXPENSE)
    Interest income                          18,758              57,212                  82,995              135,182
    Interest expense                     (7,961,386)         (8,071,962)            (23,885,360)         (24,356,423)
    Loss on sale of assets                   (4,671)             (9,889)               (105,629)                (461)
    Other expense                           (47,348)            (49,524)               (141,802)            (141,815)
                                      -------------       -------------           -------------        -------------
      Total other expense                (7,994,647)         (8,074,163)            (24,049,796)         (24,363,517)
                                      -------------       -------------           -------------        -------------

Net income (loss)                        (1,150,578)          1,318,672                 255,142            3,289,630
                                      =============       =============           =============        =============


Note:  Consolidated Statement of Operations is inclusive of Fitzgeralds
       Las Vegas

                                     -more-

MAJESTIC STAR CASINO ANNOUNCES THIRD QUARTER EARNINGS                         11

RECONCILIATION OF NET INCOME TO EBITDA

                                      For the Three Months            For the Nine Months
                                       Ended September 30,            Ended September 30,
                                      2003            2002            2003            2002
                                    --------        --------        --------        --------
MAJESTIC STAR                                            (in thousands)
Net income                          $    791        $  1,226        $  2,226        $  3,371
Interest expense, net                  3,522           3,585          10,561          10,744
Depreciation and amortization          1,983           2,330           5,991           6,892
Loss (gain) on sale of asset              --              --             126              (9)
Other non-operating expenses              38              38             113             104
                                    --------        --------        --------        --------
EBITDA                              $  6,334        $  7,179        $ 19,017        $ 21,102
                                    ========        ========        ========        ========

FITZGERALDS TUNICA
Net income                          $  2,607        $  3,875        $ 10,073        $ 11,835
Interest income, net                      (1)             (8)             (9)            (23)
Depreciation and amortization          1,989           1,866           5,823           5,482
Gain (loss) on sale of asset               5              --             (16)             (7)
                                    --------        --------        --------        --------
EBITDA                              $  4,600        $  5,733        $ 15,871        $ 17,287
                                    ========        ========        ========        ========

FITZGERALDS BLACK HAWK
Net income                          $  2,165        $  2,257        $  4,959        $  5,044
Interest income, net                      --              (2)           --                (7)
Depreciation and amortization            438             364           1,261           1,091
Gain (loss) on sale of asset              --              10              (4)             16
                                    --------        --------        --------        --------
EBITDA                              $  2,603        $  2,629        $  6,216        $  6,144
                                    ========        ========        ========        ========

MAJESTIC INVESTOR HOLDINGS
Net loss                            $ (5,296)       $ (5,112)       $(15,486)       $(15,605)
Interest expense, net                  4,418           4,435          13,235          13,493
Depreciation and amortization            666             657           1,997           1,930
Other non-operating expenses               9              11              29              38
                                    --------        --------        --------        --------
EBITDA                              $   (203)       $     (9)       $   (225)       $   (144)
                                    ========        ========        ========        ========

TOTAL GUARANTORS
Net (loss) income                   $    267        $  2,246        $  1,772        $  4,645
Interest expense, net                  7,939           8,010          23,787          24,207
Depreciation and amortization          5,076           5,217          15,072          15,395
Loss on sale of asset                      5              10             106              --
Other non-operating expenses              47              49             142             142
                                    --------        --------        --------        --------
EBITDA                              $ 13,334        $ 15,532        $ 40,879        $ 44,389
                                    ========        ========        ========        ========

FITZGERALDS LAS VEGAS
Net loss                            $ (1,418)       $   (927)       $ (1,517)       $ (1,355)
Interest expense, net                      4               5              15              14
Depreciation and amortization            721             938           2,095           2,203
                                    --------        --------        --------        --------
EBITDA                              $   (693)       $     16        $    593        $    862
                                    ========        ========        ========        ========